                                                                    Exhibit 99.1

                                                For further information contact:
                                                Jay S. Gould (614) 248-0189
                                                Holly Hobson (614) 248-1280



                              1998 SECOND QUARTER
                 PERFORMANCE DISCUSSION AND FINANCIAL SUPPLEMENT

This discussion and analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties which may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, see the 1997 Form 10-K.

                                   DISCUSSION

On June 12, 1998, BANC ONE CORPORATION ("Corporation") completed the acquisition of First Commerce Corporation ("First Commerce"). As a result, prior period results have been restated as this transaction was accounted for on a pooling of interests basis.

SUMMARY OF RESULTS - 1998 SECOND QUARTER

Second quarter 1998 results were $614.6 million or $0.86 per share, up 63 percent and 62 percent, respectively from 1997 second quarter results, excluding the impact of acquisition-related items. On this same basis, 1998 six month results were $1,163.0 million or $1.63 per share, up 48 percent and 46 percent, respectively from the year-ago period.

Results in both the current and year-ago quarters were impacted by special acquisition-related items. Specifically, the 1998 second quarter included $127.3 million after tax ($0.18 per share) of restructuring and integration costs associated with the acquisition of First Commerce. The 1997 second quarter included $328.8 million after tax ($0.47 per share) of costs associated with the acquisition of First USA, Inc. ("First USA") and other strategic initiatives.

Reported 1998 second quarter earnings were $487.3 million ($0.68 per share) compared with prior-year quarter results of $48.7 million ($0.06 per share) including the impact of these items. For the first six months of 1998, reported earnings were $1,035.7 million ($1.45 per share), up from $459.6 million ($0.65 per share) for the same year-ago period.

Second quarter performance highlights compared with the year-ago quarter excluding the impact of these acquisition-related items included:

-        An increase in the return on average common equity to 21.8 percent from
         14.1 percent.

- An increase in the return on average assets to 1.99 percent from 1.25 percent.

- A 12 percent growth in average managed targeted loans reflecting a 14 percent increase in credit cards, a 13 percent increase in consumer loans, and an 8 percent increase in commercial loans.

- The fifth consecutive quarter with over 2 million new credit card accounts opened.

- A $2.2 billion or 13 percent increase in average noninterest bearing deposits and a $2.5 billion or 3 percent increase in average total deposits.

-        A managed net interest margin of 6.33 percent, up 22 basis points from
         6.11 percent.

- Gains from branch sales related to the retail delivery strategic initiative.

- Increased expenses related to Year 2000 and the reinvestment of gains in technology and line of business initiatives.

- Continued excellent credit quality performance with reported net charge-offs of 1.07 percent, down from 1.36 percent with a decline in the managed credit card net charge-offs ratio to 5.84 percent from 6.18 percent.

- Significantly strengthened capital ratios including an 83 basis point increase in the period-end tangible common equity to tangible assets ratio to 8.39 percent.

Key performance ratios are listed below in Table 1.

                       TABLE 1 - KEY PERFORMANCE RATIOS *


                                                    2Q98     1Q98    2Q97

        Return on average common equity            21.80%   20.29%   14.11%
        Return on average assets                    1.99     1.80     1.25
        Period end total equity to assets           9.33     9.01     8.51
        Period end tangible common equity
          to net assets                             8.39     7.93     7.56

* 2Q98 and 2Q97 exclude acquisition-related costs.

As announced last year, a strategic initiative was undertaken to significantly alter retail delivery systems. This initiative has resulted in branch consolidations in markets where branch overlap existed and the sale of branches in markets which did not fit strategic plans. The initiative has also entailed significant investment in alternative delivery systems, such as PC banking and Rapid Cash. Following strategies articulated earlier, significant portions of such branch sale gains are being reinvested in the development of these other delivery systems to enhance the growth of the retail customer base. Thus any branch sale gains must be viewed in conjunction with the technology and retail initiative costs that are being incurred as new distribution channels are being developed, recognizing that the timing or magnitude of any such gains and expenses would not likely match in any given reporting period.

During the 1998 second quarter, these dynamics as well as other special items included:

-        A $154.6 million pretax gain on the sales of branches,

- A $31.0 million gain on the sale of a mortgage servicing portfolio. As announced at the time of the sale, this reflected a decision to exit a business given the lack of scale that is required to produce an acceptable return,

- $46.5 million of Year 2000 expenses which included $11.5 million related to the First Commerce acquisition, and

-        $44.2 million of technology and retail initiative.

In addition, as anticipated the 1998 second quarter reflected $0.01 earnings per share operating dilution from First Commerce with $0.04 per share dilution estimated for the last half of 1998. This would bring full-year estimated dilution to $0.08 per share.

As discussed in the following sections, an acceleration of earnings in the second half of 1998, and especially in the fourth quarter, is expected. This is anticipated to include significantly higher credit card earnings, as well as continued earnings growth in the other lines of business.

"MANAGED" DISCUSSION

For funding and risk management purposes, loans are securitized, primarily in support of credit card activities. When securitized, the loans are removed from the balance sheet with related net revenue derived from these loans reclassified from net interest income and loan loss provision expense to the noninterest income loan servicing category. This complicates the understanding of underlying trends in "reported" net interest income, net interest margin, noninterest income, as well as the underlying growth rates of balance sheet "reported" loans and leases. Therefore, to better understand underlying trends, it is helpful to review selected results on a "managed" basis which adjusts "reported" data on loans and leases and loans held for sale by inclusion of data on "securitized" loans.

Accordingly, please refer to the managed income statement in our financial supplement (page 17) which better characterizes the underlying trends and performance. The following discussion of selected topics is on a "managed" basis.

MANAGED NET INTEREST INCOME AND MARGIN

Managed taxable equivalent net interest income in the 1998 second quarter was $2,236.5 million, up $182.2 million or 9 percent from the year-ago quarter, but down $14.1 million from 1998 first quarter. Excluding from the 1998 first quarter the $36.1 million beneficial impact of seasonal tax refund anticipation loans (RAL), second quarter managed net interest income increased $22.0 million.

The managed net interest margin in the 1998 second quarter was 6.33 percent (see Table 2). Compared with the year-ago quarter, the managed net interest margin increased 22 basis points and compares favorably to industry trends. The managed net funds function increased 16 basis points.

The 1998 second quarter managed net interest margin was unchanged from the 1998 first quarter after excluding from that quarter the 10 basis point favorable impact from RAL activity. The managed net funds function, which represents the managed net interest margin less the managed provision for loan losses expressed as a percent of managed average earning assets, was also unchanged.

                 TABLE 2 - MANAGED NET INTEREST MARGIN ANALYSIS


                               2Q98      1Q98*     Change        2Q97*   Change
                               ----      -----     ------        -----   ------

        MANAGED
        -------

        Net interest margin    6.33%     6.33%       -- bp       6.11%   22 bp
        Net funds function     4.43      4.43        --          4.27    16

* The 1Q98 net interest margin is adjusted to exclude the impact of tax refund anticipation loans (RAL) with the 2Q97 net funds function adjusted to exclude the impact of a special merger-related provision (see Managed Loan Loss Provision discussion).

MANAGED LOAN GROWTH

NONTARGETED PORTFOLIOS - Strategic decisions were made in late 1996 and early 1997 to limit the growth of commercial real estate loans because of concerns about deal structure and pricing and to shrink the residential real estate portfolio. Reflecting these decisions, these two portfolios, which totaled $14.2 billion at the end of the 1998 second quarter, declined 6.2 percent from the year- ago quarter and at an annualized rate of 11.5 percent during the quarter.

TARGETED PORTFOLIOS - As shown in Table 3, all other portfolios, namely commercial loans and leases, consumer loans, and credit card loans increased
12.2 percent from the year-ago quarter and at an annualized rate of 9.1 percent during the quarter.

Average managed credit card loans were up 14.1 percent from the 1997 second quarter, consistent with year-over-year growth targets. Reflecting seasonality and the continued negative impact of mortgage refinance activity, average managed credit card growth slowed during the quarter to 2.6 percent. At June 30, 1998, managed credit cards totaled $41.6 billion and were up at a higher annualized rate of 10.1 percent from the end of the 1998 first quarter. Managed credit card outstandings are expected to grow at a faster pace in the second half of 1998. This is anticipated to reflect a combination of factors including the positive seasonal impact of back to school and holiday purchases, balance growth of the new accounts opened in recent periods as they mature, and strong retention programs.

Compared with the year-ago quarter, average managed consumer loans were up 13.5 percent and reflected strong growth in real-estate secured consumer finance loans (47.0 percent), auto leases (35.3 percent), home equity loans (20.3 percent) and student loans (10.9 percent). Non-real estate commercial loans were up 7.8 percent.

Compared with the 1998 first quarter, this same strength was evident as the average managed consumer loans increased at a 14.6 percent annualized rate. This strong annualized growth rate reflected continued strong growth in real-estate secured consumer finance loans (62.5 percent), auto leases (39.2 percent), student loans (17.2 percent), and home equity loans (11.7 percent). Non- real estate related commercial loans and leases grew at an annualized rate of 11.5 percent.

                   TABLE 3 - MANAGED LOAN GROWTH ANALYSIS (1)


                                        Annualized Loan Growth Rates (2)
                                        --------------------------------
                               2Q98            2Q98       2Q98
                             Average            vs.        vs.
        ($ in billions)    Outstandings        2Q97       1Q98
        ---------------    ------------        ----       ----
        Wholesale            $ 27.5             7.8%      11.5%
        Consumer               38.3            13.5       14.6
        Credit card            41.1            14.1        2.6
        Targeted             $106.9            12.2        9.1
        Nontargeted            15.3            (6.2)     (11.5)
           Total             $122.2             9.5%       6.4%

(1) Managed represents the total of on-balance sheet loans, securitized loans, seller's interest and loans held for sale.

(2) Growth rates reflect a restatement of prior periods to conform with current period presentation; e.g. acquisitions, dispositions, loan purchases/sales, and reclassifications.

DEPOSITS AND BORROWINGS

Average noninterest bearing demand deposits were up $2.2 billion or 13 percent from the year-ago quarter, and $122 million from the 1998 first quarter and represented the fifth consecutive quarter of growth. On an end-of-period basis, noninterest bearing demand deposits increased $1.9 billion or 10 percent from the end of the prior-year quarter and increased $1.2 billion from March 31, 1998. The resultant higher levels of free funding contributed to the improvement of the net interest margin. Average total deposits were up $2.5 billion or 3 percent from the year-ago quarter despite the sale of $2.3 billion in deposits as part of the retail delivery initiative.

Reflecting this deposit growth, total average borrowed funds declined $1.5 billion or 6 percent from the year-ago quarter. This reflected a $4.3 billion or 25 percent decline in short-term borrowings which was partially offset by a $2.9 billion or 31 percent increase in long-term borrowings.

MANAGED NONINTEREST INCOME

Managed noninterest income totaled $965.7 million in the 1998 second quarter, up $334.5 million from the year-ago quarter and $138.3 million from the 1998 first quarter. Excluding the impact of one-time items noted below, core managed noninterest income totaled $780.1 million, up $148.9 million or 24 percent from the year-ago quarter. The increase from the year-ago period was broad based and included:

-        A $20.3 million or 14 percent increase in loan servicing income,

-        A $16.9 million increase in venture capital income,

- A $13.1 million or 16 percent increase in investment management and advisory fees,

- An $8.3 million or 4 percent increase in service charges on deposit accounts,

-        A $7.0 million or 27 percent increase in securities brokerage fees,

-        A $4.0 million or 31 percent increase in investment banking fees, and

- A $24.5 million increase in securities gains reflecting securities sold as part of balance sheet and securities portfolio restructuring related to the acquisition of First Commerce.


The only fee category which declined from the year-ago quarter was insurance income. This declined $9.6 million or 22 percent reflecting the continued slow down in annuity sales.

Both the 1998 second and first quarters included special items noted earlier totaling $185.6 million and $67.2 million, respectively. Specifically, the 1998 second quarter included a $154.6 million gain on the sale of branches related to our previously announced retail delivery initiative and a $31.0 million gain on the sale of mortgage servicing rights. The 1998 first quarter included a $34.5 million gain on the sale of branches and $32.7 million gain on the sale of a mortgage portfolio.

Compared with the 1998 first quarter, and excluding the impact of the special items, managed noninterest income was up $19.9 million also reflecting broad-based increases in most of the same categories noted above. There was a $23.2 million decline in loan servicing income, primarily reflecting a decision to net card reward program costs against this income to conform to industry practice. Such costs were previously reported as marketing and development expense.

MANAGED NONINTEREST EXPENSE

Managed noninterest expense totaled $1,808.4 million, flat with the year-ago quarter, but up $228.0 million from the 1998 first quarter. Results in both the current and year-ago period included special items.

Specifically, the 1998 second quarter included $261.1 million of special items of which $182.0 million was related to the acquisition of First Commerce (see discussion below). In addition were $34.9 million of Year 2000 expenses, excluding such costs related to First Commerce, as well as $44.2 million of costs associated with systems technology and other retail initiatives. The year-ago quarter included a $337.3 million restructuring charge related to the acquisition of First USA, and only one month's worth of expenses associated with the acquisition of Liberty Bancorp, Inc.

Adjusting for these items, managed noninterest expense in the 1998 second quarter was up 4 percent from the year-ago quarter and $26.2 million compared with the 1998 first quarter.

FIRST COMMERCE RESTRUCTURING CHARGE AND MERGER INTEGRATION COSTS -- Noninterest expense for the 1998 second quarter included $182.0 million of costs associated with the acquisition of First Commerce. Of this amount, $126.9 million represented a restructuring charge, $43.6 million represented integration costs, and $11.5 million was associated with Year 2000 compliance. The restructuring charge was larger than originally anticipated and reflected a number of factors including higher personnel-related costs due to the four month delay in the completion of the merger. The delay in closing will also modestly delay recognition of targeted synergies.

YEAR 2000 EXPENSE -- During the 1998 second quarter, and consistent with the strategy to accelerate compliance, Year 2000 expenses totaled $46.4 million. This was up from $17.0 million in the 1998 first quarter and compares to $17.0 million for all of last year. Of the $46.4 million, $34.9 million was spread through a number of noninterest expense categories, most notably outside services and processing. The remaining $11.5 million was related to the integration of First Commerce (see discussion below). Year 2000-related costs for full-year 1998 are currently anticipated to exceed $170 million.

The Year 2000 compliance project is on schedule. It is anticipated that all mission-critical equipment, facilities, and system applications will be compliant, tested, and back in production by the end of this year with business-vital equipment, facilities, and system applications by March of next year. Remediation and testing of other systems and sensitive areas are underway and are anticipated to be fully compliant and in production by June of next year.

RAPID CASH -- The Rapid Cash services delivery program, which is about one year old, continues to be under evaluation as transaction volumes per machine have not met with expectations. To improve the transaction volume per machine, it is expected that there will be a number of changes to the program, possibly including decreasing the number of machines deployed and changing their locations and/or roll-out timing. It is currently anticipated that 1998 third and fourth quarter expenses will be likewise impacted by higher related expenses. The core ATM program remains strong and an important part of our distribution system.

MANAGED LOAN LOSS PROVISION EXPENSE

The managed provision for loan losses totaled $670.2 million in the 1998 second quarter, down from $749.1 million in the year-ago quarter. However, the year-ago quarter included a $130.1 million special provision related to the First USA acquisition. Excluding this special provision, compared with the year-ago quarter the 1998 second quarter managed provision for loan losses was up $51.2 million reflecting loan portfolio growth. Compared with the prior quarter, the current quarter's provision for loan losses was down slightly. (See related Credit Quality discussion below.)

CREDIT QUALITY

Credit quality during the 1998 second quarter remained strong with most ratios below long-term historical averages or within targeted performance ranges.

As shown in Table 4, net charge-offs for loans reported on the balance sheet totaled $235.8 million during the 1998 second quarter and represented an annualized 1.07 percent of average loans, down from $236.1 million and 1.06 percent in the prior quarter. This decline reflected both absolute and percentage decreases in reported credit card and consumer loan net charge-offs.

Managed net charge-offs for total loans and leases in the second quarter were $712.2 million and represented 2.34 percent of average managed loans, comparable to 1998 first quarter experience.


                           TABLE 4 - NET CHARGE-OFFS

        ($ in millions)                               2Q98                1Q98
        ---------------                               ----                ----
        REPORTED                                Amount    Percent    Amount    Percent
        --------                                ------    -------    ------    -------
        Commercial                              $26.0      0.27%    $( 4.9)    (0.05)%
        Consumer (excluding credit card)         81.4      0.81       97.1      0.96
        Credit cards                            128.4      5.38      143.9      5.05
        Total loans and leases                 $235.8      1.07%    $236.1      1.06%

        MANAGED
        -------
        Credit cards                           $598.1      5.84%    $601.5     5.96 %
        Total loans and leases                 $712.2      2.34%    $699.3     2.32 %

Managed credit card net charge-offs totaled $598.1 million and represented 5.84 percent of average related loans in the second quarter, down from 5.96 percent in the 1998 first quarter and below the 6.18 percent level in the year-ago quarter. The 6-month lagged managed credit card charge-off ratio decreased to
6.00 percent from 6.34 percent in the 1998 first quarter, with the 12-month lagged net charge-off ratio also declining to 6.69 percent from 6.87 percent. Reflecting these improving trends, managed credit card net charge-offs in the second half of 1998 are anticipated to show continued improvement.

Total loans and leases delinquent 90 days or more at June 30, 1998 were $521.2 million and represented 0.60 percent of period-end loans and leases, down from $546.3 million or 0.62 percent at March 31, 1998. The over 90 day delinquency rate on managed credit cards decreased to 2.18 percent at June 30, 1998 from
2.38 percent at the end of the prior quarter, though up slightly from 2.10 percent at the end of the prior-year quarter. The 30 day delinquency rate on managed credit cards decreased to 4.61 percent at June 30, 1998 from 5.12 percent at the end of the 1998 first quarter, and was below the 4.77 percent level at the end of the year-ago quarter.

The June 30, 1998 allowance for loan losses represented 1.60 percent of period-end loans and leases, unchanged from the end of the first quarter and prior-year quarter. The 1998 second quarter period end allowance for loan losses provided nonperforming loan coverage of 254 percent. Nonperforming assets at June 30, 1998 totaled $615.2 million and represented 0.70 percent of period-end loans and leases. This represented a $13.3 million decrease from the end of the first quarter.

PROVISION FOR INCOME TAXES

The effective tax rate in the 1998 second quarter was 31.1 percent, down from
32.1 percent in the prior quarter and below the 33.6 percent effective tax rate for all of 1997. This reflected the implementation of proactive tax planning initiatives late last year.

CREDIT CARD BUSINESS HIGHLIGHTS

The generation of new credit card business during the 1998 second quarter remained very strong with the addition of two million new accounts, increasing Cardmembers to 43.0 million at June 30, 1998. First USA continued to benefit from its strong emphasis on segmentation and value during the quarter. In the partnership area, First USA signed the University of Nebraska, the University of Tennessee, iVillage.com, and the National Association of Realtors. In addition, 38 new regional and lifestyle programs were launched, including the First USA Country Music card, the Connoisseurs card, and the National Treasures Collection card.

At June 30, total managed credit cards were $41.6 billion, with Visa and MasterCard loans totaling $39.9 billion, an increase of $5.1 billion or 15% from the year-ago period, and up $1.1 billion from March 31, 1998.

CAPITAL

Capital levels remained strong. The June 30, 1998 total equity to assets ratio was 9.33 percent, up from 9.01 percent at March 31, 1998. The tangible common equity to tangible assets ratio saw marked improvement, as it increased to 8.39 percent from 7.93 percent at the end of the 1998 first quarter. During the 1998 second quarter, the ratio of tangible common equity to tangible managed assets, a ratio reviewed by rating agencies, increased from 6.36 percent at March 31, 1998 to 6.67 percent. These increases reflected a combination of factors including net income growth, as well the positive impact of a $96.3 million decline in period-end intangibles reflecting the sale of mortgage servicing rights.

During the quarter, rating agencies affirmed their ratings and changed the outlook from "negative" to "stable". Current senior long term ratings for the Corporation are AA- for S&P and Aa3 for Moody's.

 BANC ONE CORPORATION AND SUBSIDIARIES


                                                                      QUARTERLY RESULTS
-------------------------------------------------------------------------------------------------------
 CONSOLIDATED KEY FINANCIAL HIGHLIGHTS
                                                          June 30,   March 31,   June 30,  % Chg from
 (millions, except per common share amounts) (unaudited)    1998       1998        1997    Prior Year
-------------------------------------------------------------------------------------------------------

 EARNINGS AND DIVIDENDS
 Net income                                               $487.3      $548.4      $48.7     900.6%
 Net income/common share  - Basic                           $.69        $.78       $.06    1050.0%
 Net income/common share  - Diluted                          .68         .77        .06    1033.3%
 Dividends per common share                                  .38         .38       .345      10.1%

 KEY PERFORMANCE RATIOS(1)
 Return on average assets                                   1.58%       1.80%      0.16%
 Return on average common equity                           17.29%      20.29%      1.62%
 Return on average total equity                            17.28%      20.13%      1.82%
 Net interest margin (TE) - Managed                         6.33%       6.43%      6.11%
 Net funds function (TE) - Managed                          4.43%       4.50%      3.88%

 CAPITAL
 Tier I capital                                        $10,508.1   $10,181.1   $9,153.6      14.8%
 Total qualifying capital                               15,681.9    15,480.7   14,036.3      11.7%
 Total risk adjusted assets                            116,379.9   113,851.0  109,334.0       6.4%
 Tier I capital ratio                                       9.03%       8.94%      8.37%
 Total risk adjusted capital ratio                         13.47%      13.60%     12.84%
 Leverage ratio                                             8.54%       8.18%      7.66%
 Avg total equity to avg assets                             9.12%       8.93%      8.84%
 Tangible common equity to net
 assets                                                     8.39%       7.93%      7.56%

 INTANGIBLES - PERIOD END
 Goodwill                                                 $716.2      $737.6     $776.4      (7.8%)
 Other intangibles                                         556.5       631.4      302.2      84.1%
                                                        --------    --------   --------      ----
 Total intangibles                                      $1,272.7    $1,369.0   $1,078.6      18.0%

 COMMON STOCK DATA
 Book value per common share(2)                           $16.43      $16.05     $16.40        .2%
 Price per common share:
    High                                                  $65.63      $63.94     $45.57
    Low                                                    54.94       44.66      35.57
    Close                                                  55.81       63.25      44.04      26.7%



                                                               YEAR TO DATE RESULTS
                                                                Six Months Ended
-------------------------------------------------------------------------------------------------
                                                            June 30,         June 30,
 CONSOLIDATED KEY FINANCIAL HIGHLIGHTS                       1998              1997
 (millions, except per common share amounts) (unaudited)
-------------------------------------------------------------------          --------
 EARNINGS AND DIVIDENDS
 Net income                                                 1,035.7           459.6     125.3%
 Net income per common share  - Basic                          1.47             .66     122.7%
 Net income per common share  - Diluted                        1.45             .65     123.1%
 Dividends per common share                                     .76             .69      10.1%

 KEY PERFORMANCE RATIOS(1)
 Return on average assets                                     1.69%           0.77%
 Return on average common equity                             18.75%           8.72%
 Return on average total equity                              18.68%           8.79%
 Net interest margin (TE) - Managed                           6.38%           6.14%
 Net funds function (TE) - Managed                            4.47%           4.08%

 (1) Annualized

 (TE) Taxable equivalent

 (2) June 30, 1997 amounts have not been restated for the 10% stock dividend.

 BANC ONE CORPORATION AND SUBSIDIARIES

                                                                    QUARTERLY RESULTS
                                                                   Three Months Ended
------------------------------------------------------------------------------------------------------
 CONSOLIDATED STATEMENT OF INCOME                       June 30,   March 31,  June 30,     % Chg from
 (millions, except per common share amounts) (unaudited)  1998       1998       1997       Prior Year
------------------------------------------------------------------------------------------------------
INTEREST INCOME                                         $2,486.2   $2,479.5   $2,540.4       (2.1%)
INTEREST EXPENSE                                        $1,057.3    1,061.2    1,086.1       (2.7%)
                                                        --------   --------   --------
   NET INTEREST INCOME                                   1,428.9    1,418.3    1,454.3       (1.7%)

PROVISION FOR CREDIT LOSSES                                193.8      212.3      410.5      (52.8%)
                                                        --------   --------   --------
   Net interest income after
    provision for credit losses                          1,235.1    1,206.0    1,043.8       18.3%

NONINTEREST INCOME
Investment mgt and adv. activities                          95.1       91.9       82.0       16.0%
Service charges on deposit accounts                        197.4      196.9      189.1        4.4%

Loan servicing income:
   Credit card                                             442.4      505.9      359.1       23.2%
   Other                                                    35.2       34.6       26.7       31.8%
                                                        --------   --------   --------
      Total loan servicing income                          477.6      540.5      385.8       23.8%

Securities gains                                            42.4       23.0       17.9      136.9%

Other income:
   Insurance                                                34.6       43.0       44.2      (21.7%)
   Securities brokerage                                     33.4       30.2       26.4       26.5%
   Investment banking                                       17.1       10.4       13.1       30.5%
   Venture gains/(losses)                                   34.2       14.0       17.3       97.7%
   Other                                                   349.0      232.3       99.0      252.5%
                                                        --------   --------   --------
      Total other income                                   468.3      329.9      200.0      134.2%
                                                        --------   --------   --------
         Total noninterest income                        1,280.8    1,182.2      874.8       46.4%

NONINTEREST EXPENSE
Salaries and related costs                                 663.9      681.6      607.2        9.3%
Net occupancy and equipment expense                        111.3      104.7       83.0       34.1%
Depreciation                                                91.3       92.4       86.2        5.9%
Amortization of intangibles                                 24.8       25.2       32.1      (22.7%)
Outside services and processing                            270.0      221.6      201.6       33.9%
Marketing and development                                  192.0      182.6      204.1       (5.9%)
Communication and transportation                           124.5      118.1      110.3       12.9%
Restructuring charges                                      126.9          _      337.3      (62.4%)
Other                                                      203.7      154.2      144.7       40.8%
                                                        --------   --------   --------
   Total noninterest expense                             1,808.4    1,580.4    1,806.5         .1%
                                                        --------   --------   --------

INCOME BEFORE INCOME TAXES                                 707.5      807.8      112.1      531.1%
Provision for income taxes                                 220.2      259.4       63.4      247.3%
                                                        --------   --------   --------
NET INCOME                                              $  487.3   $  548.4   $   48.7      900.6%
                                                        ========   ========   ========

Net income/common share  - Basic                            0.69       0.78       0.06     1050.0%
Net income/common share  - Diluted                          0.68       0.77       0.06     1033.3%
Common shares outstanding - EOP (1)(2)                     704.3      699.9      636.4       10.7%
Wtd avg common shares - Basic                              703.5      698.4      675.2        4.2%
Wtd avg common shares - Diluted                            715.3      716.6      692.6        3.3%


 (1) Net 3.7 million Treasury shares as of March 31, 1998.
 (2) June 30, 1997 amounts have not been restated for the 10% stock dividend.

 BANC ONE CORPORATION and Subsidiaries

                                                                       YEAR TO DATE RESULTS
                                                                        Six Months Ended
-----------------------------------------------------------------------------------------------------------
 CONSOLIDATED STATEMENT OF INCOME                         June 30,          June 30,           % Chg from
 (millions, except per common share amounts) (unaudited)    1998               1997            Prior Year
-----------------------------------------------------------------------------------------------------------
 INTEREST INCOME                                         $4,965.7           $5,040.0             (1.5%)
 INTEREST EXPENSE                                        $2,118.5            2,127.7              (.4%)
                                                         --------           --------
 NET INTEREST INCOME                                      2,847.2            2,912.3             (2.2%)

 PROVISION FOR CREDIT LOSSES                                406.1              695.7            (41.6%)
                                                         --------           --------
    Net interest income after
      provision for credit losses                         2,441.1            2,216.6             10.1%

 NONINTEREST INCOME
 Investment mgt and adv. activities                         187.0              161.7             15.6%
 Service charges on deposit accounts                        394.3              369.1              6.8%

 Loan processing and servicing income:
    Credit card                                             948.3              654.7             44.8%
    Other                                                    69.8               54.7             27.6%
                                                         --------           --------
       Total loan proc and svcing                         1,018.1              709.4             43.5%

 Securities gains                                            65.4               33.1             97.6%

 Other income:
    Insurance                                                77.6               86.7            (10.5%)
    Securities brokerage                                     63.6               47.9             32.8%
    Investment banking                                       27.5               22.5             22.2%
    Venture gains/(losses)                                   48.2               64.5            (25.3%)
    Other                                                   581.3              225.6            157.7%
                                                         --------           --------
       Total other income                                   798.2              447.2             78.5%
                                                         --------           --------
          Total noninterest income                        2,463.0            1,720.5             43.2%

 NONINTEREST EXPENSE
    Salaries and related costs                            1,345.5            1,219.2             10.4%
    Net occupancy and equipment expense                     216.0              169.4             27.5%
    Depreciation                                            183.7              171.4              7.2%
    Amortization of intangibles                              50.0               62.5            (20.0%)
    Outside services and processing                         491.6              400.7             22.7%
    Marketing and development                               374.6              337.9             10.9%
    Communication and transportation                        242.6              210.3             15.4%
    Restructuring charges                                   126.9              337.3            (62.4%)
    Other                                                   357.9              288.9             23.9%
                                                         --------           --------
       Total noninterest expense                          3,388.8            3,197.6              6.0%
                                                         --------           --------

 INCOME BEFORE INCOME TAXES                               1,515.3              739.5            104.9%
 Provision for income taxes                                 479.6              279.9             71.3%
                                                         --------           --------
 NET INCOME                                              $1,035.7             $459.6            125.3%
                                                         ========           ========


 Net income per common share  - Basic                    $   1.47           $   0.66            122.7%
 Net income per common share  - Diluted                      1.45               0.65            123.1%
 Wtd avg common shares - Basic                              701.1              676.2              3.7%
 Wtd avg common shares - Diluted                            716.0              712.4               .5%


 BANC ONE CORPORATION AND SUBSIDIARIES


                                                                      FOR THE QUARTER ENDING:
--------------------------------------------------------------------------------------------------------------
 CONSOLIDATED BALANCE SHEET                            June 30,       March 31,       June 30,    % Chg from
 (millions, except per common share amounts) (unaudited) 1998            1998           1997      Prior Year
--------------------------------------------------------------------------------------------------------------
 ASSETS
 Cash and due from banks                               $8,174.3        $7,240.5        $6,799.9       20.2%
 Short-term investments                                   765.4         1,609.4         1,035.1      (26.1%)
 Loans held for sale                                    3,436.2         2,064.9           392.9      774.6%
 Securities:
    Securities held to maturity                           691.0           711.3           760.2       (9.1%)
    Securities avail for sale                          19,570.8        20,278.3        16,456.3       18.9%
                                                     ----------      ----------      ----------
       Total securities                                20,261.8        20,989.6        17,216.5       17.7%

 LOANS AND LEASES:
    Managed                                           118,957.9       119,526.4       115,896.4        2.6%
    Securitized                                       (34,931.9)      (32,816.5)      (25,173.6)      38.8%
                                                     ----------      ----------      ----------
       Total loans and leases - reported               84,026.0        86,709.9        90,722.8       (7.4%)

    Allowance for credit losses                        (1,343.3)       (1,385.3)       (1,449.9)      (7.4%)
                                                     ----------      ----------      ----------
       Net loans and leases                            82,682.7        85,324.6        89,272.9       (7.4%)

 Other assets:
 Bank premises and equip, net                           2,055.5         2,049.2         2,006.2        2.5%
 Interest earned, not collected                           923.6           961.7           945.4       (2.3%)
 Other real estate owned                                   86.7            76.5            56.6       53.2%
 Excess of cost over net assets
 of affiliates purchased                                  716.2           737.5           776.4       (7.8%)
 Other                                                  4,916.5         4,752.8         6,308.1      (22.1%)
                                                     ----------      ----------      ----------
    Total other assets                                  8,698.5         8,577.7        10,092.7      (13.8%)
                                                     ----------      ----------      ----------
    Total assets                                     $124,018.9      $125,806.7      $124,810.0        (.6%)

 LIABILITIES
 DEPOSITS:
    Non-interest bearing                              $21,481.9       $20,266.4       $19,546.1        9.9%
    Interest bearing                                   63,472.0        65,386.2        65,094.8       (2.5%)
                                                     ----------      ----------      ----------
       Total deposits                                  84,953.9        85,652.6        84,640.9         .4%

 Federal funds purchased and
 repurchase agreements                                  8,707.4         9,642.7         9,520.8       (8.5%)
 Other short-term borrowings                            3,099.5         3,620.7         6,820.4      (54.6%)
 Long-term borrowings                                  11,656.0        11,972.9        10,312.4       13.0%
 Accrued interest payable                                 516.9           519.9           573.9       (9.9%)
 Other liabilities                                      3,510.9         3,061.5         2,323.0       51.1%
                                                     ----------      ----------      ----------
       Total liabilities                              112,444.6       114,470.3       114,191.4       (1.5%)
                                                     ----------      ----------      ----------

 Stockholders' Equity
 Preferred stock                                             _             99.6           184.2       (100%)
 Common stock                                           3,521.6         3,518.2         3,182.1       10.7%
 Capital in excess of aggregate
 stated value of common                                 6,771.6         6,797.2         4,125.8       64.1%
 Retained earnings                                      1,170.3           956.6         3,075.4      (61.9%)
 Change related to nonowner
 transactions                                             110.8           159.9            52.1      112.7%
 Treasury stock                                              _           (195.1)           (1.0)      (100%)
                                                     ----------      ----------      ----------
 TOTAL STOCKHOLDERS' EQUITY                            11,574.3        11,336.4        10,618.6        9.0%
    Total liabilities and
                                                     ----------      ----------      ----------
    stockholders' equity                             $124,018.9      $125,806.7      $124,810.0        (.6%)
                                                     ==========      ==========      ==========

 BANC ONE CORPORATION AND SUBSIDIARIES

                                  QUARTERLY AVERAGE BALANCE SHEET, YIELDS, & RATES(1)(2)
                                  -------------------------------------------------------
                                                   SECOND QUARTER 1998
                                  -------------------------------------------------------
QUARTERLY AVERAGE BALANCE SHEET              Average       Income/      Yield/
 (millions) (unaudited)                      Balance       Expense       Rate
--------------------------------------------------------------------------------
 Short-term investments                     $1,225.4        $16.5       5.40%
 Loans held for sale                        $1,963.9         76.5      15.62%
 SECURITIES:(4)(5)
    Taxable                                 19,435.1        349.8       7.22%
    Tax exempt                               1,260.4         25.6       8.15%
                                           ---------      -------
 TOTAL SECURITIES                           20,695.5        375.4       7.28%
 LOANS AND LEASES:(3)
    Commercial                              24,665.0        500.5       8.14%
    Real estate - commercial                 6,673.2        148.1       8.90%
    Real estate - construction               4,212.0         99.0       9.43%
    Leases, net                              2,814.1         51.7       7.37%
    Home Equity                              9,969.2        240.6       9.68%
    Real estate - residential                6,651.3        154.3       9.30%
    Indirect consumer loans                  8,817.1        202.8       9.23%
    Auto lease                               7,663.2        166.9       8.74%
    Student loans                            2,432.1         46.7       7.70%
    Other                                    4,365.1        123.3      11.33%
    Credit card                              8,214.9        300.0      14.65%
                                           ---------      -------
 TOTAL NET LOANS AND LEASES                 86,477.2      2,033.9       9.43%

 TOTAL EARNING ASSETS                      110,362.0      2,502.3       9.09%
 Allowance for credit losses                (1,350.9)
 Other assets                               15,079.7
                                           ---------
 Total assets                             $124,090.8
                                          ==========

 DEPOSITS:
 Non-interest bearing demand               $18,824.6
 Interest bearing demand                     2,662.6         11.0       1.66%
 Money market and savings                   35,974.3        330.2       3.68%
    TIME DEPOSITS:
       CD's less than $100,000              18,325.0        243.5       5.33%
       CD'S $100,000 AND OVER:
          Domestic                           5,465.6         73.9       5.42%
          Foreign                            2,603.9         34.8       5.36%
                                           ---------      -------
 TOTAL DEPOSITS                             83,856.0        693.4       3.32%
 BORROWED FUNDS:
    Short-term                              13,152.8        176.3       5.38%
    Long-term                               11,970.5        187.6       6.29%
                                           ---------      -------
 TOTAL BORROWED FUNDS                       25,123.3        363.9       5.81%

 Total interest bearing liabilities         90,154.7     $1,057.3       4.70%
 Other liabilities                           3,799.7
 Preferred stock                                 4.1
 Common equity (6)                          11,307.7
                                           ---------
 TOTAL LIABILITIES AND EQUITY             $124,090.8
                                          ==========


(1)  Fully taxable equivalent basis

(2) Certain prior period amounts have been reclassified for comparison purposes

(3)  Nonaccrual loans are included in loan balances

(4) Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value, which are included in other assets

(5)  Fair value of total securities at June 30, 1998, approximates $20,274

(6) Net unrealized holding gains (losses) on securities available for sale, net of tax
                                              $121.3
                                              ======

BANC ONE CORPORATION AND SUBSIDIARIES

                                 QUARTERLY AVERAGE BALANCE SHEET, YIELDS, & RATES(1)(2)
                                 ------------------------------------------------------
                                                 FIRST QUARTER 1998
                                 ------------------------------------------------------
QUARTERLY AVERAGE BALANCE SHEET             Average        Income/      Yield/
 (millions) (unaudited)                     Balance        Expense       Rate
---------------------------------------------------------------------------------------
 Short-term investments                       $965.9        $12.5       5.25%
 Loans held for sale                        $2,471.5         83.4      13.69%
 SECURITIES:(4)(5)
    Taxable                                 17,000.2        278.8       6.65%
    Tax exempt                               1,348.5         27.5       8.27%
                                          ----------      -------
 TOTAL SECURITIES                           18,348.7        306.3       6.77%
 LOANS AND LEASES:(3)
    Commercial                              23,962.8        484.6       8.20%
    Real estate - commercial                 6,760.4        149.8       8.99%
    Real estate - construction               4,048.7         96.0       9.62%
    Leases, net                              2,758.3         50.4       7.41%
    Home Equity                              9,668.9        229.6       9.63%
    Real estate - residential                8,299.2        187.4       9.16%
    Indirect consumer loans                  8,563.3        194.9       9.23%
    Auto lease                               6,980.5        172.2      10.00%
    Student loans                            2,478.5         46.5       7.61%
    Other                                    4,593.0        158.4      13.99%
    Credit card                              9,679.3        321.8      13.48%
                                          ----------      -------
 TOTAL NET LOANS AND LEASES                 87,792.9      2,091.6       9.66%

 TOTAL EARNING ASSETS                      109,579.0      2,493.8       9.23%
 Allowance for credit losses                (1,361.3)
 Other assets                               15,541.6
                                          ----------
 TOTAL ASSETS                             $123,759.3
                                          ==========

 DEPOSITS:
 Non-interest bearing demand               $18,702.6
 Interest bearing demand                     2,786.1         12.9       1.88%
 Money market and savings                   34,945.7        317.9       3.69%
    Time deposits:
       CD's less than $100,000              19,041.8        252.3       5.37%
       CD'S $100,000 AND OVER:
          Domestic                           5,881.3         79.7       5.50%
          Foreign                            2,684.8         36.3       5.48%
                                          ----------      -------
 TOTAL DEPOSITS                             84,042.3        699.1       3.37%
 BORROWED FUNDS:
    Short-term                              13,504.9        181.7       5.46%
    Long-term                               11,558.9        180.4       6.33%
                                          ----------      -------
 TOTAL BORROWED FUNDS                       25,063.8        362.1       5.86%

 Total interest bearing liabilities         90,403.5     $1,061.2       4.76%
 Other liabilities                           3,605.8
 Preferred stock                               126.7
 Common equity(6)                           10,920.7
                                          ----------
 TOTAL LIABILITIES AND EQUITY             $123,759.3
                                          ==========

(1)  Fully taxable equivalent basis

(2) Certain prior period amounts have been reclassified for comparison purposes

(3)  Nonaccrual loans are included in loan balances

(4) Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value, which are included in other assets

(5)  Fair value of total securities at June 30, 1998, approximates $20,274

(6)  Net unrealized holding gains (losses) on securities available for sale, net of tax
                                              $151.0
                                              ======

 BANC ONE CORPORATION AND SUBSIDIARIES


                                 QUARTERLY AVERAGE BALANCE SHEET, YIELDS, & RATES(1)(2)
                                 ------------------------------------------------------
                                                SECOND QUARTER 1997
                                 ------------------------------------------------------
QUARTERLY AVERAGE BALANCE SHEET           Average        Income/      Yield/
 (millions) (unaudited)                   Balance        Expense       Rate
---------------------------------------------------------------------------------------
 Short-term investments                       $848.7        $11.5       5.43%
 Loans held for sale                        $2,317.7         78.3      13.55%
 SECURITIES:(4)(5)
    Taxable                                 18,124.0        297.8       6.59%
    Tax exempt                               1,548.1         32.4       8.39%
 TOTAL SECURITIES                           19,672.1        330.2       6.73%
 LOANS AND LEASES:(3)
    Commercial                              22,584.7        475.8       8.45%
    Real estate - commercial                 7,072.6        159.1       9.02%
    Real estate - construction               4,085.1         98.2       9.64%
    Leases, net                              2,421.9         45.0       7.45%
    Home Equity                              7,895.2        192.3       9.77%
    Real estate - residential                7,977.8        182.9       9.20%
    Indirect consumer loans                  9,923.1        229.9       9.29%
    Auto lease                               5,663.5        122.9       8.70%
    Student loans                            2,403.1         45.5       7.59%
    Other                                    4,690.2        131.9      11.28%
    Credit card                             12,139.9        452.8      14.96%
                                          ----------      -------
 TOTAL NET LOANS AND LEASES                 86,857.1      2,136.3       9.87%

 TOTAL EARNING ASSETS                      109,695.6      2,556.3       9.35%
 Allowance for credit losses                (1,302.5)
 Other assets                               13,197.3
                                          ----------
 TOTAL ASSETS                             $121,590.4
                                          ==========

 DEPOSITS:
 Non-interest bearing demand               $16,628.2
 Interest bearing demand                     2,868.6         13.6       1.90%
 Money market and savings                   32,263.9        279.7       3.48%
    Time deposits:
       CD's less than $100,000              20,309.7        280.4       5.54%
       CD'S $100,000 AND OVER:
          Domestic                           7,170.0         98.3       5.50%
          Foreign                            2,159.4         29.5       5.48%
                                          ----------      -------
 TOTAL DEPOSITS                             81,399.8        701.5       3.46%
 BORROWED FUNDS:
    Short-term                              17,485.4        238.9       5.48%
    Long-term                                9,116.6        145.7       6.41%
                                           ----------      -------
TOTAL BORROWED FUNDS                       26,602.0        384.6       5.80%

 Total interest bearing liabilities         91,373.6     $1,086.1       4.77%
 Other liabilities                           2,839.4
 Preferred stock                               188.9
 Common equity(6)                           10,560.3
                                          ----------
 Total liabilities and equity             $121,590.4
                                          ==========

(1)  Fully taxable equivalent basis

(2)  Certain prior period amounts have been reclassified for comparison purposes

(3)  Nonaccrual loans are included in loan balances

(4) Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value, which are included in other assets

(5)  Fair value of total securities at June 30, 1998, approximates $20,274

(6) Net unrealized holding gains (losses) on securities available for sale, net of tax

                                              $(15.6)
                                              ======

 BANC ONE CORPORATION AND SUBSIDIARIES


                                YEAR TO DATE AVERAGE BALANCE SHEET, YIELDS, & RATES(1)(2)
                                              For the Six Months Ended
                                 ---------------------------------------------------------
                                                       June 30, 1998
                                          -------------------------------------
 YEAR TO DATE AVERAGE BALANCE SHEET         Average        Income/      Yield/
 (millions) (unaudited)                     Balance        Expense       Rate
--------------------------------------------------------------------------------
 Short-term investments                     $1,096.4         29.0       5.33%
 Loans held for sale                         2,216.3        159.9      14.55%
 SECURITIES:(4)(5)
    Taxable                                 18,224.4        628.6       6.96%
    Tax exempt                               1,304.2         53.1       8.21%
                                          ----------       ------
 TOTAL SECURITIES                           19,528.6        681.7       7.04%
 LOANS AND LEASES:(3)
    Commercial                              24,315.8        985.1       8.17%
    Real estate - commercial                 6,716.6        297.9       8.94%
    Real estate - construction               4,130.8        195.0       9.52%
    Leases, net                              2,786.4        102.1       7.39%
    Home Equity                              9,819.9        470.2       9.66%
    Real estate - residential                7,470.7        341.7       9.22%
    Indirect consumer loans                  8,690.9        397.7       9.23%
    Auto lease                               7,323.7        339.1       9.34%
    Student loans                            2,455.2         93.2       7.65%
    Other                                    4,478.4        281.7      12.68%
    Credit card                              8,943.1        621.8      14.02%
                                          ----------       ------
 TOTAL NET LOANS AND LEASES                 87,131.5      4,125.5       9.55%

 TOTAL EARNING ASSETS                      109,972.8      4,996.1       9.16%
 Allowance for credit losses                (1,356.1)
 Other assets                               15,309.4
                                          ----------
 TOTAL ASSETS                             $123,926.1
                                          ==========

 DEPOSITS:
 Non-interest bearing demand               $18,763.9
 Interest bearing demand                     2,724.0         23.9       1.77%
 Money market and savings                   35,462.8        648.1       3.69%
    Time deposits:
       CD's less than $100,000              18,681.4        495.8       5.35%
       CD'S $100,000 AND OVER:
          Domestic                           5,672.3        153.6       5.46%
          Foreign                            2,644.1         71.1       5.42%
                                          ----------       ------
 TOTAL DEPOSITS                             83,948.5      1,392.5       3.35%
 BORROWED FUNDS:
    Short-term                              13,327.9        358.0       5.42%
    Long-term                               11,765.8        368.0       6.31%
                                          ----------       ------
 TOTAL BORROWED FUNDS                       25,093.7        726.0       5.83%

 Total interest bearing liabilities         90,278.3     $2,118.5       4.73%
 Other liabilities                           3,703.4
 Preferred stock                                65.2
 Common equity (6)                          11,115.3
                                          ----------
 TOTAL LIABILITIES AND EQUITY             $123,926.1
                                          ==========

(1)  Fully taxable equivalent basis

(2) Certain prior period amounts have been reclassified for comparison purposes

(3)  Nonaccrual loans are included in loan balances

(4) Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value, which are included in other assets

(5)  Fair value of total securities at June 30, 1998, approximates $20,274

(6) Net unrealized holding gains (losses) on securities available for sale, net of tax
                                              $136.1
                                              ======



 BANC ONE CORPORATION AND SUBSIDIARIES


                                YEAR TO DATE AVERAGE BALANCE SHEET, YIELDS, & RATES(1)(2)
                                ---------------------------------------------------------
                                              FOR THE SIX MONTHS ENDED
                                        ---------------------------------------
                                                   June 30, 1997
                                        ---------------------------------------
 YEAR TO DATE AVERAGE BALANCE SHEET         Average        Income/      Yield/
 (millions) (unaudited)                     Balance        Expense       Rate
--------------------------------------------------------------------------------
 Short-term investments                       $874.6         22.9       5.28%
 Loans held for sale                         1,871.6        122.5      13.20%
 SECURITIES:(4)(5)
    Taxable                                 18,712.6        608.9       6.56%
    Tax exempt                               1,603.2         66.6       8.38%
                                          ----------       ------
 TOTAL SECURITIES                           20,315.8        675.5       6.71%
 LOANS AND LEASES:(3)
    Commercial                              22,048.7        915.1       8.37%
    Real estate - commercial                 7,138.3        316.6       8.94%
    Real estate - construction               4,023.1        192.3       9.64%
    Leases, net                              2,367.6         85.9       7.32%
    Home Equity                              7,715.0        374.0       9.78%
    Real estate - residential                7,810.1        353.6       9.13%
    Indirect consumer loans                  9,973.7        451.4       9.13%
    Auto lease                               5,210.5        223.5       8.65%
    Student loans                            2,409.0         90.8       7.60%
    Other                                    4,669.3        287.6      12.42%
    Credit card                             12,930.0        960.2      14.98%
                                          ----------       ------
 TOTAL NET LOANS AND LEASES                 86,295.3      4,251.0       9.93%

 TOTAL EARNING ASSETS                      109,357.3      5,071.9       9.35%
 Allowance for credit losses                (1,292.3)
 Other assets                               12,639.6
                                          ----------
 TOTAL ASSETS                             $120,704.6
                                          ==========

 DEPOSITS:
 Non-interest bearing demand               $16,261.4
 Interest bearing demand                     3,029.1         28.6       1.90%
 Money market and savings                   31,883.5        541.5       3.42%
    TIME DEPOSITS:
       CD's less than $100,000              20,303.1        557.6       5.54%
       CD'S $100,000 AND OVER:
          Domestic                           7,185.9        194.9       5.47%
          Foreign                            2,393.8         64.5       5.43%
                                          ----------       ------
 TOTAL DEPOSITS                             81,056.8      1,387.1       3.45%
 BORROWED FUNDS:
    Short-term                              18,044.1        478.1       5.34%
    Long-term                                8,189.2        262.5       6.46%
                                          ----------       ------
 TOTAL BORROWED FUNDS                       26,233.3        740.6       5.69%

 Total interest bearing liabilities         91,028.7     $2,127.7       4.71%
 Other liabilities                           2,876.1
 Preferred stock                               194.9
 Common equity(6)                           10,343.5
                                          ----------
 TOTAL LIABILITIES AND EQUITY             $120,704.6
                                          ==========

(1)  Fully taxable equivalent basis

(2) Certain prior period amounts have been reclassified for comparison purposes

(3)  Nonaccrual loans are included in loan balances

(4) Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value, which are included in other assets

(5)  Fair value of total securities at June 30, 1998, approximates $20,274

(6) Net unrealized holding gains (losses) on securities available for sale, net of tax
                                             $   .08
                                             =======

 BANC ONE CORPORATION AND SUBSIDIARIES

                                                                      THREE MONTHS ENDED
                                               ------------------------------------------------------------------
                                                 Jun 30,      Mar 31,       Dec 31,         Sep 30,      Jun 30,
 CONSOLIDATED CREDIT QUALITY                      1998         1998          1997            1997          1997
------------------------------------------------------------------------------------------------------------------
 Allowance for credit losses - period end      $1,343.3      $1,385.3      $1,409.1        $1,428.0      $1,449.9
 Nonperforming assets - period end:
    Nonaccrual                                   $528.2        $551.3        $444.8          $464.2        $429.3
    Renegotiated                                    0.3           0.7           0.8             0.9           1.0
    Other real estate owned                        86.7          76.5          70.1            60.2          56.6
                                                 ------        ------        ------          -----         ------
    Total nonperforming assets                   $615.2        $628.5        $515.7          $525.3        $486.9


 Loans delinquent 90 days+                       $521.2        $546.3        $582.0          $666.4        $522.2


 Gross charge-offs                               $307.3        $332.5        $374.1          $376.9        $380.4
 Recoveries                                        71.5          96.4          74.0            77.1          77.9
                                                 ------        ------        ------          -----         ------
    Net charge-offs                               235.8         236.1         300.1           299.8         302.5

 Allowance to:
    Ending loans and leases                      1.60%         1.60%         1.59%           1.60%         1.60%
    Nonperforming loans and leases             254.17%       250.96%       316.23%         307.03%       336.95%
 Nonperf. assets/ending loans and leases(2)       .70%          .71%          .57%            .59%          .53%
 90 days delinq./ending loans and leases(2)       .60%          .62%          .64%            .74%          .57%
 Net charge-offs/avg loans and leases(1)(2)      1.07%         1.06%         1.32%           1.29%         1.36%

    (1) Annualized
    (2) Includes loans held for sale

 BANC ONE CORPORATION AND SUBSIDIARIES


                                                                             QUARTERLY RESULTS
-------------------------------------------------------------------------------------------------------------------------
MANAGED INCOME STATEMENT STATISTICS(1)               Jun 30,       Mar 31,        Dec 31,        Sep 30,        Jun 30,
 (millions) (unaudited)                               1998          1998           1997           1997           1997
-------------------------------------------------------------------------------------------------------------------------
REPORTED:
--------------------------------------
Net interest income FTE                          $  1,445.0     $  1,432.6      $ 1,430.9      $ 1,476.5      $ 1,470.2
Provision for credit losses                           193.8          212.3          281.1          286.6          410.5
                                                 ----------     ----------      ---------      ---------      ---------
Net interest income after
provision for credit losses                         1,251.2        1,220.3        1,149.8        1,189.9        1,059.7
Noninterest income:
   Loan servicing income                              477.6          540.5          586.8          554.5          385.8
   Other                                              803.2          641.7          555.9          596.7          489.0
                                                 ----------     ----------      ---------      ---------      ---------
   Total noninterest income                         1,280.8        1,182.2        1,142.7        1,151.2          874.8
Noninterest expense                                 1,808.4        1,580.4        1,568.4        1,619.1        1,806.5
Taxable equivalent adj                                 16.1           14.3           15.3           15.0           15.9
                                                 ----------     ----------      ---------      ---------      ---------
Income before income taxes                            707.5          807.8          708.8          707.0          112.1
                                                 ----------     ----------      ---------      ---------      ---------

SECURITIZED:
--------------------------------------
Net interest income FTE                               791.5          818.0          733.1          672.5          584.1
Provision for credit losses                           476.4          463.2          367.7          349.6          338.6
                                                 ----------     ----------      ---------      ---------      ---------
Net interest income after
provision for credit losses                           315.1          354.8          365.4          322.9          245.5
Noninterest income:
   Loan servicing income                             -315.1         -354.8         -364.3         -320.6         -243.6
                                                 ----------     ----------      ---------      ---------      ---------
   Total noninterest income                          -315.1         -354.8         -364.3         -320.6         -243.6
Noninterest expense                                     0.0            0.0            1.1            2.3            1.9
                                                 ----------     ----------      ---------      ---------      ---------
Income before income taxes                              0.0            0.0            0.0            0.0            0.0
                                                 ----------     ----------      ---------      ---------      ---------

MANAGED:
--------------------------------------
Net interest income FTE                             2,236.5        2,250.6        2,164.0        2,149.0        2,054.3
Provision for credit losses                           670.2          675.5          648.8          636.2          749.1
                                                 ----------     ----------      ---------      ---------      ---------
Net interest income after
provision for credit losses                         1,566.3        1,575.1        1,515.2        1,512.8        1,305.2
Noninterest income:
   Loan servicing income                              162.5          185.7          222.5          233.9          142.2
   Other                                              803.2          641.7          555.9          596.7          489.0
                                                 ----------     ----------      ---------      ---------      ---------
   Total noninterest income                           965.7          827.4          778.4          830.6          631.2
Noninterest expense                                 1,808.4        1,580.4        1,569.5        1,621.4        1,808.4
Taxable equivalent adj                                 16.1           14.3           15.3           15.0           15.9
                                                 ----------     ----------      ---------      ---------      ---------
Income before income taxes                       $    707.5     $    807.8      $   708.8      $   707.0      $   112.1
                                                 ==========     ==========      =========      =========      =========


MANAGED BALANCE SHEET AND OTHER STATISTICS:
Total average loans(2)                             122,211.9      122,146.4      119,954.5      117,936.5      113,059.3
Total avg earning assets                           141,733.6      141,885.2      139,102.6      137,533.5      134,893.6
Earning asset yield                                    10.65%         10.80%         10.57%         10.55%         10.43%
Cost of interest bearing
liabilities                                             5.06%          5.10%          5.12%          5.08%          5.06%
Net interest margin                                     6.33%          6.43%          6.17%          6.20%          6.11%
Net funds function                                      4.43%          4.50%          4.32%          4.36%          3.88%
Net charge-offs to average
total loans                                             2.34%          2.32%          2.21%          2.18%          2.27%

(1) Results for second quarter 1998 and second quarter 1997 include the effect of $170.5 million and $467.4 million pre-tax restructuring and merger

(2)  Includes loans held for sale

 BANC ONE CORPORATION AND SUBSIDIARIES


                                    JUNE 30, 1998
--------------------------------------------------------------------------------
 MANAGED LOAN GROWTH ANALYSIS(1)(2)
                                  Balance Sheet
                                  ------------                      Total
 (millions) (unaudited)        Reported       HFS       Sectzd     Managed
--------------------------------------------------------------------------------
     PERIOD END BALANCES
 WHOLESALE
    Commercial                 24,914.5       0.0         0.0     24,914.5
    R.E. - commercial           6,512.9       0.0         0.0      6,512.9
    R.E. - construction         4,191.4       0.0         0.0      4,191.4
    Leases                      2,899.1       0.0         0.0      2,899.1
                               --------   -------    --------    ---------
 TOTAL WHOLESALE               38,517.9       0.0         0.0     38,517.9

 CONSUMER
    R.E. - residential          5,962.0     478.2         0.0      6,440.2
    Home equity                 9,966.2       0.0       145.0     10,111.2
    Indirect consumer           9,075.8       0.0     1,242.2     10,318.0
    Auto lease                  8,096.6       0.0         0.0      8,096.6
    Student                     2,325.9       0.0       683.2      3,009.1
    Other consumer              4,277.7       0.0        73.1      4,350.8
                               --------   -------    --------    ---------
 TOTAL CONSUMER                39,704.2     478.2     2,143.5     42,325.9
    Credit cards                5,803.9   2,958.0    32,788.4     41,550.3
                               --------   -------    --------    ---------
 TOTAL LOANS AND LEASES        84,026.0   3,436.2    34,931.9    122,394.1
                               ========   =======    ========    =========


                                    THREE MONTHS ENDED JUNE 30, 1998

       AVERAGE BALANCES     ------------------------------------------------
 WHOLESALE
    Commercial loans           24,665.0       0.0         0.0     24,665.0
    R.E. - commercial           6,673.2       0.0         0.0      6,673.2
    R.E. - construction         4,212.0       0.0         0.0      4,212.0
    Leases                      2,814.1       0.0         0.0      2,814.1
                               --------   -------    --------    ---------
 TOTAL WHOLESALE               38,364.3       0.0         0.0     38,364.3

 CONSUMER
    R.E. - residential          6,651.3     597.9         0.0      7,249.2
    Home equity                 9,969.2       0.0       151.6     10,120.8
    Indirect consumer           8,817.1       0.0     1,314.0     10,131.1
    Auto lease                  7,663.2       0.0         0.0      7,663.2
    Student                     2,432.1       0.0       698.3      3,130.4
    Other consumer              4,365.1       0.0        82.9      4,448.0
                               --------   -------    --------    ---------
 TOTAL CONSUMER                39,898.0     597.9     2,246.8     42,742.7
    Credit cards                8,214.9   1,366.0    31,524.0     41,104.9
                               --------   -------    --------    ---------
 TOTAL LOANS AND LEASES        86,477.2   1,963.9    33,770.8    122,211.9
                               ========   =======    ========    =========

 (1) Represents total of on-balance sheet loans, loans held for sale, and securitized loans, including seller's interest

 (2) Prior periods restated to conform with current period presentation; e.g. acquisitions, dispositions, loan purchases/sales, and reclassification

 (3)  Annualized

 BANC ONE CORPORATION AND SUBSIDIARIES


 MANAGED LOAN GROWTH ANALYSIS(1)(2)
                                      GROWTH (3)
-----------------------------------------------------
                                      2Q98 vs.
                                 --------------------
 (millions) (unaudited)          1Q98      2Q97
-----------------------------------------------------
       PERIOD END BALANCES
 WHOLESALE                        (IN PERCENT)
    Commercial                   9.15%     5.63%
    R.E. - commercial          (19.12)    (8.57)
    R.E. - construction          5.87       .47
    Leases                      13.91     14.67
 TOTAL WHOLESALE                 4.07      2.96

 CONSUMER
    R.E. - residential         (23.33)      .60
    Home equity                  5.38     15.44
    Indirect consumer           10.38      1.04
    Auto lease                  45.22     34.43
    Student                     17.14     17.63
    Other consumer             (18.91)    (4.68)
 TOTAL CONSUMER                  6.99      9.89
    Credit cards                10.14     12.97
 TOTAL LOANS AND LEASES          7.13%     8.59%


       AVERAGE BALANCES            GROWTH(3)
--------------------------------------------------
 WHOLESALE                        (IN PERCENT)
    Commercial loans            11.75      6.95
    R.E. - commercial           (5.17)    (6.75)
    R.E. - construction         16.18      1.36
    Leases                       8.10     16.19
 TOTAL WHOLESALE                 8.91      4.26

 CONSUMER
    R.E. - residential          (7.30)     7.26
    Home equity                 11.70     20.37
    Indirect consumer            4.10     (4.50)
    Auto lease                  39.23     35.31
    Student                     17.16     10.92
    Other consumer             (20.86)    (1.61)
 TOTAL CONSUMER                  7.87     10.21
    Credit cards                 2.62     14.10
 TOTAL LOANS AND LEASES          6.41%     9.51%

(1)  Represents total of on-balance sheet loans, loans held for

(2) Prior periods restated to conform with current period presentation; e.g. acquisitions, dispositions, loan

(3)  Annualized

 BANC ONE CORPORATION AND SUBSIDIARIES


                                               QUARTERLY RESULTS
                                              Three Months Ended
-----------------------------------------------------------------------------------
 MANAGED CREDIT CARD DETAIL(1)                 Jun 30,      Mar 31,      Dec 31,
 (millions) (unaudited)                         1998         1998         1997
-----------------------------------------------------------------------------------
Period end loans              - managed      $41,550.3    $40,525.8    $41,747.5
                              - sectzd       (32,788.4)   (30,415.6)   (28,775.0)
                              - reported       8,761.9     10,110.2     12,972.5
                              ---------------------------------------------------
Average loans                 - managed       41,104.9     40,962.2     40,093.1
                              - sectzd       (31,524.0)   (29,410.3)   (27,663.3)
                              - reported       9,580.9     11,551.9     12,429.8
                              ---------------------------------------------------
Net charge-offs - amount      - managed          598.1        601.5        540.9
                              - sectzd          (469.7)      (457.6)      (361.3)
                              - reported         128.4        143.9        179.6
                              ---------------------------------------------------
Net charge-offs - rate        - managed          5.84%        5.96%        5.35%
                              - sectzd           5.98%        6.31%        5.18%
                              - reported         5.38%        5.05%        5.73%
                              ---------------------------------------------------
Delinquency rate - 30+ days   - managed          4.61%        5.12%        5.15%
                              - sectzd           4.47%        5.09%        5.23%
                              - reported         5.11%        5.21%        4.98%
                              ---------------------------------------------------
Delinquency rate - 90+ days   - managed          2.18%        2.38%        2.28%
                              - sectzd           2.14%        2.36%        2.34%
                              - reported         2.31%        2.43%        2.16%
                              ---------------------------------------------------

(thousands)
Credit card charge volume                    12,542.0     11,141.0     13,269.0
New accounts opened                           2,006.0      2,033.0      2,447.0
Credit cards issued                          42,989.0     41,315.0     41,743.0
Accounts on file                             33,648.0     32,342.0     32,204.0

    (1) Includes credit card loans held for sale

 BANC ONE CORPORATION AND SUBSIDIARIES


                                     QUARTERLY RESULTS
                                     Three Months Ended
--------------------------------------------------------------------
 MANAGED CREDIT CARD DETAIL (1)                Sep 30,      June 30,
 (millions) (unaudited)                         1997         1997
--------------------------------------------------------------------
Period end loans              - managed      $39,807.9    $36,951.4
                              - sectzd       (27,776.9)   (22,580.9)
                              - reported      12,031.0     14,370.5
                              --------------------------------------
Average loans                 - managed       38,478.8     35,956.5
                              - sectzd       (23,508.0)   (21,882.5)
                              - reported      14,970.8     14,074.0
                              --------------------------------------
Net charge-offs - amount      - managed          557.5        553.8
                              - sectzd          (345.7)      (334.3)
                              - reported         211.8        219.5
                              --------------------------------------
Net charge-offs - rate        - managed          5.75%        6.18%
                              - sectzd           5.83%        6.13%
                              - reported         5.61%        6.26%
                              --------------------------------------
Delinquency rate - 30+ days   - managed          4.85%        4.77%
                              - sectzd           4.62%        4.84%
                              - reported         5.38%        4.66%
                              --------------------------------------
Delinquency rate - 90+ days   - managed          2.02%        2.10%
                              - sectzd           1.92%        2.15%
                              - reported         2.24%        2.03%
                              --------------------------------------

(thousands)
Credit card charge volume                    12,121.0     10,535.0
New accounts opened                           2,338.0      2,257.0
Credit cards issued                          41,608.0     38,991.0
Accounts on file                             30,921.0     30,225.0

    (1) Includes credit card loans held for sale